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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  November 13, 2000


                      SANTA BARBARA RESTAURANT GROUP, INC.
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                   10-10576                    33-0403086
          --------                   --------                    ----------
(State of Other Jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)             File Number)             Identification No.)

               3938 STATE STREET, SANTA BARBARA, CALIFORNIA 93105
               --------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number including area code:  805/563-3644

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ITEM 2    ACQUISITIONS OR DISPOSITION OF ASSETS

          On November 13, 2000 the Company completed the sale of JB's Family Restaurants, Inc. ("JB's"), a Delaware Corporation and wholly-owned subsidiary of the Company, to LBW Investments, L.L.C. ("LBW"), a company controlled by Lynn Whiteford, the former Chief Executive Officer of JB's, pursuant to a Stock Purchase Agreement between the Company, JB's, and LBW. In accordance with said Agreement the Company received cash proceeds of $8 million and a Promissory Note which totals $1.3 million after giving effect to certain deductions. In addition, the buyer assumed JB's trade payables of $3.5 million, debt obligations of approximately $5.0 million, and other long-term liabilities of $2.0 million.

ITEM 7    FINANCIAL STATEMENTS, PRO FORMAS FINANCIAL INFORMATION, AND EXHIBITS

      (c)     Exhibit
                No.
                ---
               10.19 Stock Purchase Agreement dated as of September 19, 2000, as amended, by and between Santa Barbara Restaurant Group, Inc., JB's Family Restaurants, Inc., and LBW Investments, Inc.

                99.1 Press Release of Santa Barbara Restaurant Group, Inc. issued November 14, 2000.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dulPy caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Santa Barbara Restaurant Group, Inc.
                                            (Registrant)


Date:    November 28, 2000                   By: /s/ ANDREW D. SIMONS
      ------------------------                   -----------------------------
                                                 Andrew D. Simons
                                                 General Counsel



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                                  EXHIBIT INDEX

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Exhibit
   No.
   ---

10.19 Stock Purchase Agreement dated as of September 19, 2000, as amended, by and between Santa Barbara Restaurant Group, Inc., JB's Family Restaurants, Inc., and LBW Investments, Inc.

99.1 Press Release of Santa Barbara Restaurant Group, Inc., issued November 14, 2000.

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